KPMG

Somekh Chaikin	Telephone 972 2 531 2000
216 Jaffa Road	Fax 972 2 531 2044
PO Box 212, Jerusalem 91001	Internet www.kpmg.co.il
Israel

Consent of Independent Registered Public Accounting Firm

The Board of Directors
GuruNet Corporation

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" and "Selected Summary Financial Data" in the prospectus.

/s/ Somekh Chaikin
Somekh Chaikin
Certified Public Accountants (Isr.)
A member firm of KPMG International

April 20, 2005